UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2017

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Consolidated Communications Holdings, Inc. (the “Company”) held on May 1, 2017, 44,388,484 shares of common stock, $0.01 par value, or approximately 87.7% of the 50,605,844 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting and the final voting results on each such matter.

Proposal No. 1: Election of Class III Directors. The number of votes cast for each nominee named in the Company’s proxy statement, as well as the number of votes withheld and broker non-votes, were as follows:

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Robert J. Currey	32,121,682	2,636,940	9,629,862
Maribeth S. Rahe	34,370,664	387,958	9,629,862
C. Robert Udell, Jr.	34,266,026	492,596	9,629,862

Each nominee, having received a plurality of the votes cast, was elected. In addition, the terms of office of the following directors continued after the Annual Meeting: Thomas A. Gerke, Richard A. Lumpkin, Roger H. Moore, Dale E. Parker and Timothy D. Taron.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, the number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
43,825,433	324,844	238,207

There were no broker non-votes as to Proposal No. 2.

Proposal No. 2, having received the affirmative vote of the holders of more than a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, was adopted.

Proposal No. 3: Advisory Vote on the Approval of Named Executive Officer Compensation. With respect to the advisory vote to approve the compensation of the Company’s named executive officers described in the Company’s proxy statement, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,313,899	2,055,048	389,675	9,629,862

Proposal No. 3, having received the affirmative vote of the holders of more than a majority of the votes present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, was adopted, on an advisory basis.

Proposal No. 4: Advisory Vote on the Frequency of the Advisory Votes on Executive Compensation. With respect to the advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur yearly, every two years or every three years, the number of votes cast for the “Yearly,” “Every Two Years” and “Every Three Years” frequencies, as well as the number of abstentions and broker non-votes, were as follows:

Yearly	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
26,782,886	255,350	7,368,605	351,781	9,629,862

Based on these results, the Board of Directors of the Company determined on May 1, 2017, consistent with the stockholders’ vote on the matter, to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis (i.e. “yearly”), until the next advisory vote on the frequency of stockholder votes on the compensation of the Company's named executive officers. The Board of Directors plans for the next advisory vote on the compensation of named executive officers of the Company to occur in 2018 as a result of the adoption of the “yearly” standard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2017
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer